Exhibit 99.1


FOR IMMEDIATE RELEASE


Digital Imaging Resources Executes Letter of Intent for Acquisition of Boomerang Systems, Inc.


Morristown, New Jersey, October 10, 2007 - Digital Imaging Systems, Inc., ("Digital" or the "Company") (OTC - DGIR) announced today that it has entered into a Letter of Intent with Boomerang Systems, Inc. ("Boomerang") for the acquisition of Boomerang by Digital. Boomerang is engaged in the design, development, and initial marketing of automated racking and retrieval systems for automobile parking and automated racking and retrieval of containerized self-storage units.

The transaction is subject to, among other things, the preparation and execution of a definitive Merger Agreement. If completed, Digital will issue 200,000,000 pre reverse split shares of Common Stock which will result the stockholders of Boomerang holding approximately 81% of the shares of Digital to be outstanding after the transaction is completed. The completion of the merger is subject to the prior completion of a number of steps each of which is a condition to the completion of the merger. These steps include the completion of a private sale of 30,000,000 pre reverse split shares of Common Stock of Digital pursuant to a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, (the "Securities Act") resulting in net proceeds to Digital of not less than $1,500,000, the completion of a ten for one reverse stock split of Digital's outstanding shares, and completion by Digital of all filing requirements under the Securities Exchange Act of 1934, as amended, and the passage of all notice periods.

This news release does not constitute an offer of any securities of the Digital for sale. The securities to be issued in the merger transaction and sold in the private sale of Digital's shares will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Digital has no current operations or source of revenue and no significant assets or financial resources. Digital's future is dependent upon its ability to complete the merger with Boomerang or otherwise enter into other business activities. Additional information may be obtained by contacting Maureen Cowell, the Digital's Secretary, at 973-538-2247.


Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995.

         With the exception of historical matters, the matters discussed in this press release are "forward-looking statements" as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Digital intends that the forward-looking statements herein be covered by the safe-harbor

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provisions for forward-looking statements contained in the Securities Exchange
Act of 1934, as amended, and this statement is included for the purpose of complying with those safe-harbor provisions. Forward-looking statements include, but are not limited to, the ability of Digital to negotiate and enter into a definitive agreement relating to the proposed transaction on terms acceptable to it, the final terms of the intended transaction conforming to the terms described in this press release, and the completion of the transaction on any terms whatsoever. Such forward-looking statements also relate to the parties' abilities to fulfill all the preconditions to the completion of the transaction. The inability of the parties to meet these preconditions or requirements could prevent Digital from completing the proposed merger with Boomerang. Additionally, there can be no assurance that the completion of the merger transaction will result in Digital having successful business activities or that the operations of the two companies can be successfully combined and operated. There can be no assurance that the combined companies can be successfully managed after the completion of the transaction or that there will be adequate management available for that purpose. Many factors may adversely affect the future operations of Boomerang including the possibility that it will be unable to achieve material revenues, that it will be unable to market its automated systems profitably, or that other companies with significantly larger staffs, revenues and assets may not compete with Boomerang and limit the ability of Boomerang to market its systems. Important factors that could cause Digital to be unable to meet its goals and objectives are also described in Digital's periodic filings with the Securities and Exchange Commission, including Digital's annual report on Form 10-KSB and quarterly reports on Form 10-QSB.




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